UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2004

PAREXEL International Corporation

(Exact name of registrant as specified in charter)

Massachusetts	0-27058	04-2776269

(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

195 West Street, Waltham, Massachusetts		02451

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 487-9900

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations for the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On September 1, 2004, PAREXEL International Corporation (“PAREXEL”) granted non-statutory stock options to acquire 5,000 shares of its common stock, $.01 par value per share (“Common Stock”), at an exercise price of $19.25 per share, to each of A. Dana Callow, Jr., A. Joseph Eagle, Patrick J. Fortune, Richard L. Love, Serge Okun and William U. Parfet, the non-employee directors of PAREXEL. PAREXEL granted these stock options pursuant to PAREXEL’s Second Amended and Restated 1995 Stock Plan.

     These stock options have an 8 year term and vest in three equal annual installment with the first installment vesting on September 1, 2005. In the event of a change in control of PAREXEL, the vesting of these stock options will accelerate and these stock options will become fully exercisable. Each option grant was evidenced by an option agreement substantially in the form attached hereto as Exhibit 99.1. The exercise price of these stock options equals the closing price of one share of Common Stock of PAREXEL on the Nasdaq National Market on August 31, 2004.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Form of Stock Option Agreement issued pursuant to the PAREXEL International Corporation Second Amended and Restated 1995 Stock Plan.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2004	PAREXEL International Corporation

	By:	/s/ James F. Winschel, Jr.

James F. Winschel, Jr. Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Form of Stock Option Agreement issued pursuant to the PAREXEL International Corporation Second Amended and Restated 1995 Stock Plan.